Exhibit 10.1

RENEWAL AGREEMENT

TO

TRADEMARK LICENSE AGREEMENT

BETWEEN

THE U.S. SECURITIES AND EXCHANGE COMMISSION

AND

EDGAR ONLINE, INC.

WHEREAS, the U.S. Securities and Exchange Commission (“SEC”) has adopted and is using the trademark EDGAR® (the “Mark”) and has registered the Mark, among other marks, with the U.S. Patent and Trademark Office; and

WHEREAS, EDGAR Online, Inc. (“EDGAR Online”) has entered into a Trademark License Agreement with the SEC dated as of March 26, 1999, as amended on September 10, 1999, September 25, 2001, and November 15, 2005 (the “License Agreement”), whereby the SEC granted EDGAR Online a non-exclusive, non-assignable, royalty-free license to use the Mark in accordance with the terms and conditions set forth in the License Agreement; and

WHEREAS, under the License Agreement, EDGAR Online has used the Mark as part of its EDGAR Online mark and its other EDGAR-formative marks in connection with its offering of products and services related to financial information about filings made with the SEC and as part of its ticker symbol in connection with its stock listing; and

WHEREAS, the SEC and EDGAR Online wish to add to the License Agreement EDGAR-formative marks formerly owned by companies that EDGAR Online acquired subsequent to March 26, 1999; and

WHEREAS, the SEC and EDGAR Online wish to renew and amend the License Agreement according to the terms and conditions set forth below (the “Renewal Agreement”).

NOW, THEREFORE, in consideration of the mutual promises herein contained, EDGAR Online and the SEC agree as follows:

1.	The License Agreement is hereby renewed for an additional ten year term commencing on March 10, 2009 (the “Renewal Term”). Following the expiration of the Renewal Term, the License Agreement may be renewed for subsequent ten-year terms by the mutual consent of the parties hereto and the execution of a valid Renewal Agreement in accordance with Section 3.a of the License Agreement.

2.	Paragraph 4 of the License Agreement is hereby deleted in its entirety and replaced with the following:

If EDGAR Online is dissolved, or is the subject of bankruptcy proceedings, the SEC shall have the right to terminate the License immediately. If EDGAR Online is sold or transferred, EDGAR Online must obtain the SEC’s prior written consent to any assignment of the License Agreement to EDGAR Online’s successor. The SEC agrees that such consent shall not be unreasonably withheld or delayed.

3.	The mark FREEEDGAR formerly owned by FreeEDGAR.com, Inc. is added to the License Agreement effective October 23, 2007. The marks EDGAR PRO and EDGARNEWS formerly owned by Financial Insight Systems, Inc. are added to the License Agreement effective February 19, 2009.

4.	Other than as provided for herein, all terms and conditions of the License Agreement shall remain in full force and effect through the Renewal Term.

IN WITNESS WHEREOF, the parties have caused this Renewal Agreement to be duly executed as of this 10th day of March, 2009.

THE U.S. SECURITIES AND EXCHANGE COMMISSION		EDGAR ONLINE, INC.

By:	/s/ Richard Heroux	By:	/s/ Philip D. Moyer
Name:	Richard Heroux	Name:	Philip D. Moyer
Title:	Assistant Director, OIT	Title:	CEO and President

Date:	March 11, 2009	Date:	March 09, 2009

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